UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a‑101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

IMPEL PHARMACEUTICALS INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

P.O. BOX 8016, CARY, NC 27512-9903 Impel Pharmaceuticals Inc. Important Notice Regarding the Availability of Proxy Materials Annual Meeting of Stockholders to be held on June 16, 2022 For Stockholders of record as of April 18, 2022 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/IMPL To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/IMPL Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before June 06, 2022. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/IMPLTELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.comWhen requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Impel Pharmaceuticals Inc. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Meeting Type: Annual Meeting of Stockholders Date: Thursday, June 16, 2022 Time: 10:00 AM, Pacific Time Place: Annual Meeting to be held live via the internet - please visit www.proxydocs.com/IMPL for more details You must register to attend the meeting online and/or participate at www.proxydocs.com/IMPL SEE REVERSE FOR FULL AGENDA

Impel Pharmaceuticals Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect the two nominees for Class I director named in the accompanying proxy statement each to serve a three-year term until the 2025 Annual Meeting of Stockholders and until a successor has been elected and qualified or until earlier resignation or removal. 1.01 H. Stewart Parker 1.02 Mahendra G. Shah, Ph.D. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ended December 31, 2022. 3. To conduct any other business as may properly come before the Annual Meeting.